UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 22, 2013

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2013, Renegade Engine Company Pty Ltd. (“Renegade”), a wholly-owned subsidiary of the Registrant, entered into a written agreement (the “Asset Sale Agreement”) to acquire the plant, equipment and goodwill (the “Assets”) of N.C. Precision Engineering Pty Ltd., a precision engineering business located in Ernest, Queensland, Australia (the “Business”) from Camtech Investments Pty Ltd., as trustee for Munro Family Trust (the “Vendor”) for A$270,000 (USD$277,250)(the “Purchase Price”). The Assets include all assets, properties and rights of every kind and character, whether real or personal, tangible or intangible, wherever located and whenever acquired, owned by the Vendor and used in connection with the Business.

Under the terms and subject to the conditions set forth in the Asset Sale Agreement, Novagen Finance Pty Ltd., a wholly-owned subsidiary of the Registrant, has issued an unsecured promissory note to the Vendor for the full Purchase Price (the “Promissory Note”). The Promissory Note is due and payable on demand, and earns interest at the rate of 5% per annum until maturity and thereafter at the rate of 10% per annum.

The acquisition of the Assets completed on April 22, 2013.

The Vendor has warranted that the Assets are the Vendor’s sole and absolute property and are not subject to any encumbrance.

The Asset Sale Agreement sets out the entire agreement and understanding between Renegade and the Vendor with respect to the subject matter of the Asset Sale Agreement and supersedes all prior agreements, understandings and representation.

The Boards of Directors of the Registrant approved the Asset Sale Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the Registrant.

There was no material relationship between the Vendor and any of the Registrant, Renegade, or any of their respective subsidiaries, directors or officers or any associate of any such directors or officers prior to execution of the Asset Sale Agreement.

The description of the terms and conditions of the Asset Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Asset Sale Agreement, which is filed as Exhibit 10.1 to this Current Report.

The description of the Promissory Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the promissory note, which is filed as Exhibit 10.2 to this Current Report.

This document is not intended to provide any other factual information about Novagen. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 22, 2013, Renegade Engine Company Pty Ltd., a wholly-owned subsidiary of the Registrant, acquired all the assets, properties and rights of N.C. Precision Engineering Pty Ltd., of Ernest, Queensland. Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any financial statements that may be required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

Any pro forma financial information that may be required by this Item 9.01 of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits

10.1	Asset Sale Agreement dated April 22, 2013, between Camtech Investments Pty Ltd., as trustee for Munro Family Trust, and Renegade Engine Company Pty Ltd.

10.2	Promissory Note dated April 22, 2013, issued by Novagen Finance Pty Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent

Micheal P. Nugent

President & CEO

Date: April 22, 2013